UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2004 (March 29, 2004)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-41863	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On March 29, 2004, National Health Investors, Inc. announced the redemption of its 8.5% cumulative convertible preferred stock. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: March 29, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated March 29, 2004

EXHIBIT 99

For Release: March 29, 2004

Contact: Gerald Coggin, Vice President

Phone: (615) 890-9100

NHI announces the redemption of its 8.5% cumulative convertible preferred stock

MURFREESBORO, TN - National Health Investors, Inc. (NYSE: NHI and NHIPr) announced today that it will redeem 100% of its outstanding 8.5% cumulative convertible preferred stock on April 30, 2004 into common stock of NHI at a conversion rate of .905 shares of common stock for each share of convertible preferred stock.

The redemption affects 747,994 shares of preferred stock with a balance of $18,700,000. Partial shares of common stock will be redeemed for cash.

NHI is a long-term care real estate investment trust that specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common and preferred stocks of the company trade on the New York Stock Exchange with the symbols NHI and NHIPr respectively. Additional information including the company's most recent press releases may be obtained on NHI's web site at www.nhinvestors.com.

This press release is not an offer to sell or a solicitation of an offer to buy any securities of the Company. Any such solicitation or offer may only be made through a prospectus, which has been declared effective by the Securities and Exchange Commission.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.